HireQuest Inc.™

Investor Presentation
January 2021

Safe Harbor Statement

This presentation and other documents referenced herein include, and our officers and representatives may from time to time make or provide, certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act including, among others, statements with respect to the Company's future revenues, including opportunities to expand revenues without compromising margins, system-wide sales, earnings and income, profitability, the impact of any global pandemic including the novel coronavirus disease ("COVID-19"), strategies, including with respect to future acquisitions and conversion to franchises, operating margins at the corporate of franchisee level, our plans to expand geographically and increase national accounts, prospects, capital outlays, consequences, and all other statements that are not purely historical and that may constitute statements of future expectation. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "effect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. While we believe these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on current beliefs, expectations, and assumptions regarding the future of our business, future plans, and strategies, projections, anticipated events and trends, the economy, and other future conditions. We cannot assure you that these expectations will occur, and our actual results may be significantly different. You should not place undue reliance on forward-looking statements. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us are sometimes presented within the forward-looking statements themselves or are otherwise discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, that are available on our website: http://www.hirequest.com or on the SEC's website. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company disclaims any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Who We Are

- Nationwide franchisor of on-demand labor solutions in the light industrial and blue-collar segments of the staffing industry
- Profitable franchise-centric model
- Created by a merger of HireQuest and Command Center in July 2019
- 138 franchised offices in 30 states and the District of Columbia
- Provider of annual employment for ~80,000 field team members working for thousands of clients
- Serving customers such as construction, recycling, warehousing, logistics, auctioneering, manufacturing, disaster cleanup, janitorial, special events, hospitality, landscaping, and retail

3Q20 Trailing 12 Months Net Income (Adjusted for merger costs)[1]	3Q20 Trailing 12 Months EBITDA (Adjusted for merger costs)[2]
$8.2M	$9.2M
Net Profit Margin	**Branches**
55.1%	135+
Client Partnerships	**Market Capitalization**
6,000+	$139M

1) Combined basis - unaudited historical data for HireQuest and Command Center. Not necessarily indicative of what revenues would have been had the merger occurred at the beginning of the period shown.
2) See Appendix for reconciliation of non-GAAP financial measures to GAAP.

Strategic Merger Creates Meaningful Scale

All-stock transaction valued at ~$26.7 million was completed in July 2019 to combine business operations of HireQuest and Command Center

	HireQuest (Private)	Command Center (Public)
2018 System Wide Sales	$189.3M	$97.4M
2018 Revenue	$13.0M	$97.4M
2018 Operating Income	$7.2M	$1.2M
# of Locations	93 franchised branches	67 corporately-owned branches
States	20	22

Combined Entity: HireQuest, Inc.

- ✓ Created immediate scale…140 offices in 31 states and D.C.
- ✓ Proven model to transition corporately-owned offices to franchise model
- ✓ Limited areas of geographic overlap
- ✓ Capitalized on economies of scale
- ✓ Brought proven HQ management team to troubled CCNI situation
- ✓ Post-integration: profitable and generating cash

Value Proposition

Value Creation

For our Candidates

- Convenient one-stop shop that matches qualified candidates with available work
- Flexible schedules and benefits for qualifying employees
- Same-day pay on convenient electronic paycards

For our Customers

- Trusted name with a national footprint
- Flexibility to meet staffing needs allowing customers to focus on their operations
- Quality workers' compensation and liability insurance programs

For our Franchisees

- Up to 100% financing of a franchise opening
- Workers' compensation insurance on favorable terms
- Robust risk management incentive program
- Simplified front-office payroll software

For our Shareholders

- Multiple revenue streams
- Numerous opportunities to expand revenues without compromising margins
- Minimal capital outlays
- Immediate returns from acquisitions by converting to franchise model

Value Creation: Converting from Branch Model to Franchise Model

Facilitating the purchase of offices by franchisees enables recovery of a majority of our investment and adds to our revenue streams

- Acquisition of offices includes intangible assets (customer relationships and related customer lists)
- Offices are sold to franchisees at a price that approximates our investment to acquire the office
- We gain incremental revenue in the form of our revenue streams:
  - Royalty
  - Interest income
  - Workers' compensation
- Sale of branch business to a franchisee is seller-financed

Well-Positioned for Future

1 Integration of Command Center	✓ Converted branches to franchise model within one quarter ✓ On-going rationalization of the footprint of the new combined entity ✓ Leveraged scale to attract new customers
2 Increase National Accounts	✓ Scale combined with unique royalty business model are expected to drive profitable growth in National Accounts ✓ Royalty-driven revenue model partially insulates shareholders from impact of lower, more volatile margins inherent in traditional, margin-driven national accounts model ✓ Strategic relationship with Dock Square established for the introduction of prospective customers and relationships
3 Add New Franchises and Expand Geographically	✓ Ability to attract new franchisees through attractive returns and valuable services ✓ Expand into new, un-served markets (e.g. Upper Midwest) ✓ Incentivize franchisee expansion through royalty credits and financing assistance for acquisitions
4 Acquisitions	✓ Utilize acquisitions to take advantage of the largely fragmented on-demand labor industry ✓ Near immediate return through conversion to franchise model ✓ Opportunity for acquisitions to enter ancillary businesses

Resilient Business Model

- HQI's strong financial position and diversified business model has enabled the Company to react quickly to the rapidly changing environment while prioritizing the health and safety of our employees, franchisees and customers
- **Broad Geographic Reach:** 138 franchised locations across 30 states and the District of Columbia mitigates the impact of individual states and locals on the overall system
- **Diverse Customer Base**: +6,000 customers across many industries enables franchisees to refocus resources to less impacted businesses
- **Franchise Support System:** HQI provides franchisees with extensive resources to help them operate and manage through turbulent market environments
- **Strong Balance Sheet:** the Company has continued to generate cash flow throughout 2020 and maintains a healthy liquidity position

Market Overview

Targeting the largest segment of $167B staffing and recruiting market…
light industrial / blue collar

U.S. Staffing Market by Segment


Professional 21%
Healthcare 8%
IT 11%
Office 24%
Light Industrial/ Blue-Collar 36%

Source: American Staffing Association – 2018 National Staffing Statistics – measured by sales.

Industry Trends

- Demand for day labor remains strong within staffing industry
- Employers are looking for alternatives to combat increasing costs and administrative burdens
- Changing worker attitudes have increased the availability of temporary workers

Attractive Industry Dynamics

On-demand labor offers employers:

- **Immediate** reaction and flexibility to changing staffing needs
- **Lower costs** associated with recruitment, interviewing, and employment obligations
- **Elimination** of unemployment and workers' compensation exposure
- **Relief** from administrative and compliance burdens imposed by the ACA and other employment laws
- **Access** to a large, diversified pool of experienced temporary staff members
- **On-the-job screening** for possible permanent workers



Attractive Branch Locations

Our more than 130 franchised offices are located in healthy job markets across 30 states and the District of Columbia



- Strong concentration of branches in established and emerging regions
- Regional branch concentrations allow for greater local brand recognition and ease of oversight
- "Hands-on" interaction with customers and employees
- Local market opportunities and trends are more readily identified
- Centralized admin functions drive higher margins

Compelling Revenue Model

Illustrative Revenue by Source


~35 %
~25 %
~40 %

Royalties and interest income are typically approximately 4% of franchise system-wide sales

Workers' Compensation Insurance Premiums

- Premiums earned for deductible reimbursement
- Deductible reimbursement up to $500k
- Claims over $500k covered by Chubb/ACE American

Interest Income

- Interest from Franchisees for the following activities:
  - Financing for start-up operations or business disruptions
  - Financing for receivables overdue by 42 days

Franchise Royalties

- Royalty from Franchisees for back-office support services including:
  - Business, financial, marketing and operational support services
  - National account sales
  - Software
  - Administrative services and technical support

Hypothetical Single Branch

$40k Weekly Franchise Sales × 52 Weeks → ~$2.1M Annual Franchise Sales × 4% Royalties & Interest Income = ~$83K

$280k Gross A/R Funding[(1)] − $84k Accruals and Payables[(1)] = ~$196k Net A/R Funding[(1)]

= >40%

1) Assumes accounts receivable turnover of 7 weeks and a 70% advance rate against receivables due to accruals and payables.

Branch-level Economics

Our unique approach to franchise model creates a strong barrier to entry for competitors and enables potentially higher operating margins at the franchise level


Illustrative Revenue Model
(Operating margin as a % of revenue)
2.5%
4% to 6%
Competitor
HireQuest
Revenue
Operating Margin

- HireQuest's **office-level operating margins are typically 150 to 350 basis points higher** than our competitors due to our unique approach to…
  - Working capital financing
  - Management of workers' compensation risk
  - Elimination of middle management costs
- Working capital needs, including initial office openings, are financed and backed at the corporate level with Accounts Receivable, an **inexpensive source of capital for branch owners**
- Risk management incentive program at the corporate level lowers the cost of workers' compensation for branches

Post-Merger: Near-term Strategic Objectives

- All Command Center branches were converted to franchise model within a single quarter
- Exited California marketplace
  - Sold four CA locations
- On-going rationalization of the footprint of the new combined entity
- Expanding into new, un-served markets
  - Upper Midwest

Enterprise Value

$ in millions, except price per share

	Unaudited
Stock price (as of close 1/15/2021)	$ 10.25
Shares outstanding	13,595,583
Equity Market Cap (as of close 1/15/2021)	$ 139.4
Plus: Debt[1]	-0-
Less: Cash[1]	(10.3)
Less: Notes Receivable Net of Reserve[1]	(8.5)
Enterprise Value[2]	$ 120.5

[1] *as of September 30, 2020*
[2] *Non-GAAP financial measure.*

Statements of Operations

	2019			2018	
	Combined	HQ, Inc.	CCNI Pre-Merger	HQ	CCNI
System-Wide Sales	$ 292,308,983	$ 241,624,437	$ 50,684,546	$ 189,328,950	$ 97,388,820
Total Revenue	80,513,787	29,809,229	50,704,558	12,965,711	97,388,820
Total Cost of Revenue	47,283,224	9,946,836	37,336,388	629,449	72,450,295
Gross Profit	33,230,563	19,862,393	13,368,170	12,423,029	24,938,525
Total Operating Expenses	30,558,634	16,390,905	14,167,729	5,343,603	23,433,198
Total Operating Income	2,131,679	3,071,356	(939,677)	6,986,817	1,505,327
Total Other Income	757,082	751,077	6,005	189,795	-
Interest Expense	559,985	559,585	400	19,697	2,116
Depreciation & Amortization	540,250	400,132	140,118	92,608	323,852
Pre-tax Income	2,328,776	3,262,848	(934,072)	7,117,185	1,179,359

Balance Sheets

	9/30/2020	12/31/2019
	HQ, Inc.	
Cash	$ 10,297,147	$ 4,187,450
Accounts Receivable – Trade	24,024,564	28,201,279
Total Current Assets	39,623,671	37,021,125
Net Property and Equipment	2,958,998	1,900,686
Total Assets	$ 49,147,153	$ 46,912,062
Due to Franchisees	2,311,372	3,610,596
Risk Management Incentive Program	1,018,994	1,811,917
Workers' Compensation Claims, Current	3,165,056	2,327,869
Total Current Liabilities	10,253,894	11,011,977
Total Long-Term Liabilities	3,475,648	4,618,003
Equity	35,417,611	31,282,082
Total Liabilities & Equity	$ 49,147,153	$ 46,912,062

Leadership

Rick Hermanns, President and CEO

Mr. Hermanns has served as Chairman of the Board, President and Chief Executive Officer of HireQuest, Inc. since July 2019. Mr. Hermanns has nearly thirty years of experience in the temporary staffing industry. He previously served as Chief Executive Officer and Secretary of Hire Quest, LLC since the Company's founding in 2002. He also previously served in the same capacities for predecessor entities since July 1991. He is also Chairman of the Board of Directors and President of Hirequest Insurance Company and has been since its founding in 2010. He has been Chief Executive Officer of Hire Quest Financial, LLC since its founding in 2006. Prior to founding Hire Quest and its related entities, Mr. Hermanns served as Chief Financial Officer of Outsource International, formerly known as Labor World USA, Inc., and as an Assistant Vice President for NCNB National Bank (now Bank of America). Mr. Hermanns graduated with his Bachelor of Science degree in Economics and Finance from Barry University, and his Master of Business Administration in Finance from the University of Southern California. Mr. Hermanns is also active in the charitable realm. Among his charitable pursuits, he founded the Higher Quest Foundation, a non-profit organization dedicated to fighting global hunger in a more sustainable way.

Cory Smith, CFO

Mr. Smith is the Treasurer and Chief Financial Officer of HireQuest, Inc. He was appointed as Command Center's Chief Financial Officer on July 22, 2017. Mr. Smith was previously employed by Command Center from 2010 through 2015, serving as Controller during the final two years of his tenure. Before rejoining Command Center, he was employed by Southeast Staffing beginning in 2015, where he served as the Vice President of Finance. From 2005 to 2010, Mr. Smith worked as a Certified Public Accountant, primarily performing attestation work. Mr. Smith graduated cum laude from Lewis-Clark State College with a Bachelor of Science in Business Administration.

Leadership

John McAnnar, Executive Vice President & General Counsel

Mr. McAnnar is the General Counsel, Vice President, and Secretary of HireQuest, Inc. He has served as General Counsel and Vice President for HireQuest, Inc. and its predecessor, Hire Quest, LLC since 2014. In that capacity, he manages a broad range of legal affairs in the securities, employment, construction, insurance and finance, workers' compensation, intellectual property, and other realms. He previously served in the litigation departments of Carmody MacDonald, P.C. and Armstrong Teasdale, LLP, where he focused on complex commercial litigation, corporate, and employment law. Mr. McAnnar is an adjunct professor at the Charleston School of Law. He co-founded ArchCity Defenders, Inc., a non-profit organization in St. Louis, Missouri, that led the push for change in Missouri's municipal court system following the Ferguson unrest. For this work, Mr. McAnnar has received awards including the National Legal Aid & Defenders Association New Leaders in Advocacy Award, the Ina M. Boon Social Justice Award from the St. Louis City NAACP, and many others. He served on St. Louis Mayor Francis Slay's Vanguard Cabinet and was a Commissioner on the St. Louis Developmental Disability Resources Commission, a body that oversaw millions of dollars of taxpayer funds. John graduated magna cum laude from the St. Louis University School of Law, where he was inducted into the Alpha Sigma Nu Jesuit Honor Society and the Order of the Woolsack. He graduated cum laude from the University of Pittsburgh with a Bachelor of Arts degree.

David Gerstner, Vice President of Operations

Mr. Gerstner is the Vice President of Operations of HireQuest, Inc. Mr. Gerstner has nearly 25 years of experience in the temporary staffing industry. He started his career as a branch manager in 1995 with Ameri-Temps in Atlanta, Ga. In 1997, Ready Staffing purchased Ameri-Temps, and Mr. Gerstner was promoted to Regional Manager of Florida. In 2002, Able Body Labor acquired Ready Staffing, and Mr. Gerstner assumed the role of Regional Manager. In 2007, Mr. Gerstner accepted the role of Director of Operations and relocated to Tampa, Florida. Mr. Gerstner took on the role of Vice President of Operations in 2010 when MDT Personnel acquired Able Body Labor. Mr. Gerstner remained in the same role in 2013 when True Blue purchased MDT Personnel. Mr. Gerstner served in the United States Army as a Military Police Officer. He currently resides in Tampa, Florida with his wife and two children and actively serves his community as a youth coach for football and basketball.

Jarrett Lindon, Vice President of National Accounts

Mr. Lindon is the Director of National Accounts of HireQuest, Inc. For more than 20 years, he has worked in various roles with HireQuest. In February 1999, he started his staffing career as a Branch Manager in Charlotte, NC. Two years later, he purchased his first franchised office in Charlotte, NC and over the next seven years purchased additional offices in Lexington, KY, Charleston, SC and Greenville, SC. In September 2009, he sold his existing franchises back to HireQuest, became a shareholder, and accepted the role of Vice President of Operations. Mr. Lindon received his Bachelor of Science degree in Health and Wellness from The Citadel in Charleston, SC.

Investor Highlights

Attractive Business Model	✓ Franchise operating model: Reduced risk and potentially greater profitability ✓ Centralized support ✓ Limited capital investment needed for corporate operations
Strong Competitive Advantages	✓ Experienced management team ✓ Quality workers' compensation insurance program ✓ Access to liquidity at competitive rates ✓ Management of credit exposure ✓ Meaningful scale to take advantage of the fragmented on-demand labor industry ✓ Customized industry software
Valuable Enterprise	✓ Franchisees - Provide franchisees the necessary resources to circumvent the biggest two barriers to entering the staffing industry: financing and workers' compensation ✓ Customers - Trusted name with the expertise to meet a company's staffing needs with qualified candidates at a moment's notice ✓ Candidates – Flexible working schedules and immediate pay to attract, motivate, and retain top performers ✓ Shareholders - Able to generate a strong unlevered ROI with the ability to generate returns via acquisitions

Contact Us

HireQuest, Inc.
Rick Hermanns, CEO
111 Springhall Drive
Goose Creek, SC 80235
Tel (843) 723-7400

Hayden IR
Investor Relations
Brett Maas, Managing Director
Tel (646) 536-7331
brett@haydenir.com

Appendix

Board of Directors

Name	Relevant Experience
Richard Hermanns *Chairman*	• Founder of HireQuest • Nearly 30 years of experience in the staffing industry. • Former CFO of Outsource International.
Jack A. Olmstead *Director*	• President Tri-City Electrical Contractors, Inc. • 37 years of experience in electrical construction. • Past President of Gulf Coast Chapter of Associated Builders and Contractors, Inc.
Edward Jackson *Director*	• Seasoned insurance executive with over 35 years of experience in the industry. • Currently the President of Bass Underwriters, Inc. • Previously a member of and consultant for HireQuest, LLC.
Lawrence Hagenbuch *Director, Audit Committee Chairman*	• Currently Managing Director with Huron Consulting. • Served on board of directors and audit and compensation committees of publicly traded Remy International from 2008 until its sale in 2015. • Currently serves on the board of directors of Arotech Corp., a Nasdaq-listed company, and Optex Systems Holdings, Inc., an OTC company.
Payne Browne *Director*	• Currently the President of THINK 450. • Former managing partner of Econet Media Partners. • Served on numerous boards, including the Philadelphia Urban League, Project Home, and the Board of Advisors for the Philadelphia chapter for the National Association for Multi-Ethnicity in Communications.
Kathleen Shanahan *Director*	• Currently the CEO of Turtle & Hughes, Inc., a multi-national electrical distribution company. • Currently serves on the Board of Great Lakes Dredge & Dock Corporation, a Nasdaq-listed company, FRP, a private company, and has served on numerous other public boards. • Previously served as Chief of Staff for Florida Governor Jeb Bush as well as Chief of Staff for Vice President-elect Dick Cheney.
R. Rimmy Malhotra *Vice-Chairman*	• Partner of The Nicoya Fund, a value-based hedge fund focused on companies undergoing inflections. • Former co-founder of GoalMine, a pioneer of making investing products simple for the mass market. • Currently serves on board of directors of Optex Systems Holdings, Inc., an OTC company.

Reconciliation of Non-GAAP Financial Measure

Net Income to EBITDA	For the Trailing Twelve Months (TTM) ended September 30, 2020
Net Income	$ 7,466,144
Interest	76,922
Taxes	(849,836)
Depreciation & Amortization	421,156
EBITDA	7,114,386
Stock-based compensation	1,361,438
Merger Costs[1]	772,892
Adjusted EBITDA	$ 9,248,715

1) Merger costs consist of items such as legal and advisory fees, one-time expenses related to consolidating business operations, and tax accounting adjustments.